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                                 AMENDMENT NO. 2
                                       TO
                        EXHIBIT B TO THE MASTER AGREEMENT

      DreamWorks L.L.C. ("DW") and Universal Studios, Inc. ("Universal") have entered into a Master Agreement dated as of June 14, 1995, which was amended and restated in its entirety as of June 20, 2001 (the "Master Agreement") and, in connection with the amendment and restatement of the Master Agreement, entered into an amendment to Exhibit B to the Master Agreement (Exhibit B as amended, the "Home Video Agreement"). DW and Universal have agreed, effective as of January 15, 2002 (the "Amendment Effective Date") to enter into this amendment number 2 ("Amendment No. 2") to the Home Video Agreement as more fully set forth below.

   1. General.

         a. Capitalized terms used in this Amendment No. 2 but not otherwise defined herein shall have the meaning assigned thereto in the Home Video Agreement.

         b. The parties hereto have or may discuss other matters which may or may not result in further amendments to the Home Video Agreement. The fact that such matters are not addressed in this Amendment No. 2 shall not be used to impute to any party any position on any matter, or to imply that any agreement has been reached on such matter. Other than as expressly amended in this Amendment No. 2, the Home Video Agreement remains in full force and effect as of the Amendment Effective Date.

   2. Clarification of Exhibit FS.

            Subparagraph 1.ii of Exhibit FS is hereby clarified, with the parties agreeing that it does not require FSP to provide compression and authoring services to DW.

   3. Amendment to Schedule B-TC

         a. Paragraph 7.a. of Schedule B-TC is amended and restated to read, in its entirety, as follows:

                All Domestic Territory and Foreign Territory video expenses and receipts shall be made as follows:

                  1. All Domestic Territory and Foreign Territory video payments shall be made to DW based on *** rather than ***. Receipts for DW Videograms shall be deemed paid to Universal, and therefore payable to DW (net of applicable Service Fees) as follows: *** on the last day of the second fiscal month commencing after the fiscal month in which the effective invoice date occurs ("effective invoice date" means the actual invoice date after shipment date, except for initial shipments,

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                        for which the  effective  invoice  date  shall be street
                        date) and the remaining *** on the last day of the third fiscal month commencing after such effective invoice date. (As an example, if units are shipped in January and invoiced in February prior to the February invoice cutoff date, *** net of Service Fees would be due on the last day of April and the remaining *** net of Service Fees on the last day of May, subject to the next sentence.) Each of the payment due dates set forth in
                        the  preceding   sentence   shall  be  extended  by  any
                        DreamWorks-approved additional terms or dating. Deemed Receipts shall be defined as gross shipments, less actual returns, sales allowances, and discounts, and substantially aged receivables (provided that Universal shall promptly notify DW of the same and the parties shall negotiate in good faith the appropriate accounting
                        and  settlement  of  the  same).   Universal  shall  not
                        establish return reserves at any time.

                  2. Service Expenses shall be settled monthly on a "Deemed Payment" basis. 100% of all Service Expenses incurred in a month shall be due and payable on the last day of the next succeeding month. (As an example, if a Service Expense is incurred in January, it will be invoiced and paid on the last day of February.)

                  3. The parties agree that the intent of this paragraph 7.a. is to create an interest neutral position for both parties. If there are changes in circumstances which substantially affect the period of time between the time Universal actually pays an expense and the time it is reimbursed, or the period of time between the time Universal invoices and collects receipts, the parties shall discuss and revise this paragraph 7.a. in good faith, provided that the intent hereof shall be consistent with the first sentence of this paragraph 3, but that nothing herein shall require Universal to adopt cutoffs or reporting periods for DW which vary from
                        Universal's standard cutoffs or reporting periods. Without limitation of the foregoing, the Deemed Receipts formulation set forth in paragraph a.1 above shall not apply to any account where the payor is in bankruptcy, or has expressly indicated it will not pay such account, or where such account is more than *** days past due and Universal has ceased to ship product based on such delinquency: in any such event, amounts receivable from such payor which are not identified by specific invoices shall be credited and paid (in an equitable manner based on amounts due and payable to both DW and Universal) if and when received by Universal from the payor.


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                        Neither party may take "self help" measures inconsistent
                        with the terms of this paragraph 7.a.

                  4. To the extent that Universal is requested to do so by DW, it shall institute or defend litigation, claims or proceedings on behalf of DW with respect to any amounts due to DW for DW Videograms, at DW's cost and expense.

         b. A new paragraph 8 is added to Schedule B-TC (prior to the last, unnumbered paragraph thereof) which reads in full as follows:

            8. Research Reports

            The parties agree to the following modifications with respect to the cost and sharing of research studies:

            a. Except as further set forth in this paragraph 8, non-title specific domestic market research studies related to home video distribution, if commissioned or performed by Universal shall be paid for by Universal and shared with DW. Domestic research which is targeted on the DW family entertainment business shall be commissioned by and paid for by DW (which shall control both the scope of such research and the cost therefor) and shared with Universal, provided that if and when the domestic family entertainment business becomes a Universal core business (i.e. more than *** of Universal's own aggregate domestic home video revenue is generated by Universal "G" and/or ""PG" rated releases in each of two consecutive years), Universal shall include DW titles in any of such family entertainment business home video market research Universal commissions and share such research reports with DW. Domestic research which is related to new developments in the market or technology (e.g., new formats) shall be paid for *** by DreamWorks and Universal and both parties shall be provided the research provided both the scope of the research and the cost therefor is preapproved by both parties.

            b. Except as further set forth in this paragraph, non-title specific international market research studies related to home video distribution, if commissioned or performed by Universal shall be paid for by Universal and shared with DW. International research which is targeted on the DW family entertainment business shall be commissioned by and paid for by DW (which shall control both the scope of such research and the cost therefore) and shared with Universal, provided that if and when the international family entertainment business becomes a Universal core business (i.e. more than *** of Universal's own aggregate international home video revenue is generated by Universal "G" and/or ""PG" rated releases

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            in each of two consecutive years), Universal shall include DW titles in any of such family entertainment business home video market research Universal commissions and share such research reports with DW. International research which is related to new developments in the market or technology (e.g., new formats) shall be paid for *** by DreamWorks and Universal and both parties shall be provided the research provided both the scope of the research and the cost therefor is preapproved by both parties.


   4. Agreement Re Alleged Interest. The parties disagree on whether the manner in which expenses and receipts have been deducted and paid has been "cash neutral" to both parties, and on whether certain errors in monthly international financial reports delivered by Universal to DW after June 30 and on or before December 31, 2001 underreported receipts and resulted in a loss of use of funds by DW and/or Universal. In consideration of the agreements made herein, DW agrees to accept an amount equal to *** from Universal as the total payment due from Universal (whether as interest, penalty or otherwise) on the ground that it was paid amounts due it later than it should have been due to such international financial reporting errors or because expenses were deducted early or receipts were not timely paid for the period June 30, 2001 through December 31, 2001. Universal agrees not to seek any payment from DW (whether as interest, penalty or otherwise) on the basis that it paid amounts to DW earlier than it was required to during the period from June 30, 2001 through December 31, 2001. Nothing herein shall be deemed to waive (i) any DW claim that it has not received receipts to which it is entitled, or any claim that expenses deducted are not appropriate expenses, or (ii) any Universal claim that it has paid DW receipts Universal was not required to pay DW, or that Universal has not deducted expenses it is entitled to deduct.

   5. Conflicting Provisions. In the event of a conflict between anything contained in this Amendment No. 2 and any provisions contained elsewhere in the Home Video Agreement, this Amendment No. 2 shall control.

   6. Integration. This Amendment No. 2 contains the entire agreement and understanding between the Parties relating to the subject matter hereof and supersedes, cancels and replaces any prior understanding, writing or agreement between the Parties relating to such subject matter.

   7. Counterparts. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

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         IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to the
Home Video Agreement to be duly executed as of the date first written above.

                                               DREAMWORKS L.L.C.

                                               By: _____________________________

                                               Its: ____________________________

                                               UNIVERSAL STUDIOS, INC.

                                               By: _____________________________

                                               Its: ____________________________

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